Filed Pursuant to Rule 424(b)(3)
Registration No. 333-279295

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 31, 2024)

Similarweb Ltd.

3,500,000 Ordinary Shares

The selling shareholder identified in this prospectus supplement is offering 3,500,000 ordinary shares par value NIS 0.01 per ordinary share (“Ordinary Shares”) in this offering (the “Shares”). We will not receive any of the proceeds from the sale of the Shares by the selling shareholder, including from any exercise by the underwriters of their option to purchase additional Shares.

Our Ordinary Shares trade on the New York Stock Exchange (“NYSE”) under the symbol “SMWB”. The closing price of our Ordinary Shares, as reported on NYSE on September 11, 2024 was $9.51.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission (“SEC”) and, as such, we have elected to comply with certain reduced public company reporting requirements for this supplement and future filings.

Investing in our Ordinary Shares involves certain risks. Please carefully consider the “Risk Factors,” beginning on page S-11 of this prospectus supplement, as well as the risk factors contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these our Ordinary Shares.

Neither the SEC nor any state securities commission has approved or disapproved of the securities being offered by this prospectus supplement, or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to selling shareholder
Per Ordinary Share	$7.85	$0.3925	$7.4575
Total	$27,475,000	$1,373,750	$26,101,250
(1)	See “Underwriting” for additional information regarding underwriting compensation.

The selling shareholder has granted the underwriters an option to purchase up to an additional 525,000 Shares at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.

The underwriters expect to deliver the Shares on or about September 16, 2024.

Book-Running Managers

Goldman Sachs & Co. LLC                        Barclays

Co-Managers

Citizens JMP            William Blair            Needham & Company

The date of this prospectus supplement is September 12, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

We provide information to you about this offering in two separate documents: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the base prospectus, dated May 31, 2024, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the base prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date‒for example, a document incorporated by reference in this prospectus supplement‒the statement in the document having the later date modifies or supersedes the earlier statement, as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Neither we, the selling shareholder, the underwriters nor any of our or their representatives are making any representation to you regarding the legality of an investment in our Ordinary Shares by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Ordinary Shares.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find Additional Information” in this prospectus supplement.

Neither we, the selling shareholder, nor the underwriter have authorized any other person to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we, the selling shareholder, nor the underwriters are making an offer to sell these securities in any jurisdiction where an offer or sale would be unlawful. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our Ordinary Shares. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

References to “we,” “us” and “our” in this prospectus, unless the context otherwise requires or as otherwise expressly stated, refer to Similarweb Ltd.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated in it by reference contain estimates and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on management’s expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or similar words. Statements regarding our future results of operations and financial position, growth strategy and plans and objectives of management for future operations, including, among others, expansion in new and existing markets, are forward-looking statements.

Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends which affect or may affect our business, operations and industry. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties.

These forward-looking statements are subject to a number of known and unknown risks, uncertainties, other factors and assumptions, including the risks described in Item 3.D “Key Information-Risk Factors” of our Annual Report, and elsewhere in this prospectus supplement, regarding, among other things:

• our expectations regarding our revenue, expenses and other operating results;
• our ability to acquire new customers and successfully retain existing customers;
• our ability to increase usage of our solutions and upsell and cross-sell additional solutions;
• our ability to achieve or sustain profitability;
• anticipated trends, growth rates, rising interest rates, rising global inflation and current macroeconomic conditions, challenges in our business and in the markets in which we operate, and the impact of Israel's war with Hamas and other terrorist organizations and potential hostilities with Iran or Lebanon on geopolitical and macroeconomic conditions or on our company and business;
• future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;
• the costs and success of our sales and marketing efforts and our ability to promote our brand;
• our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;
• our ability to effectively manage our growth, including continued international expansion;
• our reliance on certain third-party platforms and sources for the collection of data necessary for our solutions;
• our ability to protect our intellectual property rights and any costs associated therewith;
• our ability to identify and complete acquisitions that complement and expand our reach and platform;
• our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business, including in Israel, the United States, the European Union, the United Kingdom and other jurisdictions where we elect to do business;
• our ability to compete effectively with existing competitors and new market entrants; and
• the growth rates of the markets in which we compete.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under the caption “Risk Factors” and certain other matters discussed in this prospectus supplement, the documents incorporated by reference in this prospectus supplement (including our Annual Report and the information included, without limitation, under the captions under Item 3.D “Key Information—Risk Factors,” Item 4. “Information on the Company,” and Item 5. “Operating and Financial Review and Prospects” therein), and other publicly available sources. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

PRESENTATION OF FINANCIAL INFORMATION

Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). We present our consolidated financial statements in U.S. dollars.

Some amounts in this prospectus may not total due to rounding. All percentages have been calculated using unrounded amounts.

All references in this prospectus to “Israeli currency” and “NIS” refer to New Israeli Shekels, the terms “dollar,” “USD” or “$” refer to U.S. dollars and the terms “€” or “euro” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement, including the information incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, contains statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. While we believe the industry and market data included in this prospectus are reliable and are based on reasonable assumptions, this data involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and other publicly available information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the projections and estimates made by the independent third parties and us.

The sources of certain statistical data, estimates and forecasts contained in this prospectus supplement are the following independent industry publications or reports:

•ReportLinker: Business Intelligence Market by Component, Solution, Business Function, Industry Vertical And Region – Global Forecast to 2025, published in September 2020

•Statista: Market research industry – statistics & facts, published July 2022

•Cision PRNews: At CAGR of 13.9% Global Marketing Analytics Software Market | 2021 – 2028 | Deployment, Application, End-User | Rapid Growth up to USD 6.74 Billion: Industry Size, Trends, Forecast Report by Zion Market Research, published March 2022
•FutureMarketInsights: Digital Marketing Analytics Market Outlook – 2021-2031, published June 2022

•ResearchandMarkets: Marketing Research and Analysis Services Global Market Opportunities and Strategies to 2031, published January 2023

Unless otherwise noted, in this prospectus supplement we cite a source the first time a statement relying upon that source is made, and do not include citations subsequently when that statement is repeated.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in our Ordinary Shares. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, carefully, including the risks of investing in our Ordinary Shares discussed under “Risk factors” and our consolidated financial statements and the related notes thereto included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Company Overview

Similarweb is a leader in digital data and analytics powering critical business decisions. We uncover what is happening online and seek to provide businesses with the best digital data and analytics to build strategy, optimize customer acquisition and enhance monetization.

While we are well known for our productized software solutions, as well as for our application programming interface (“API”) and our freemium offerings estimating website and app traffic, at our core we are a data business. Similarweb Digital Data is both our core product and our fundamental unit of value. To create our proprietary data asset, we collect billions of unprocessed web and mobile data points on activity related to companies and products. Our data scientists and engineers transform the unrefined data on interactions and transactions into the corpus of Similarweb Digital Data using machine learning and artificial intelligence. Our customers use Similarweb Digital Data to power critical decision for running their businesses through one or more of our productized solutions to which they subscribe. Today, businesses have access to unprecedented amounts of internal data that they can utilize for decision making. However, the data generally available to them only relates to the transactions and interactions with their own audience across their digital properties, such as the websites, apps and social media channels that they own. Businesses have very limited visibility into the broader behaviors of consumers, or the digital performance of competitors, partners and other players. As a result, companies operate frequently with a lack of external visibility, impairing their ability to execute on everything from corporate strategy to day-to-day operations. Similarweb provides this visibility. We believe we are becoming recognized as the standard for powering decisions that rely on data for businesses and their competitors across all channels within the digital world. Like wattage powers cities, Similarweb Digital Data powers decisions related to the digital world that create significant competitive advantages.

We deliver Similarweb Digital Data to our paying customers in a variety of modes that, combined, comprise our delivery platform: Software-as-a-Service (“SaaS”), Data-as-a-Service (“DaaS”), and Advisory Services. We organize our SaaS approach by solutions to business challenges, which include those found in market research, digital marketing, sales, ecommerce, and investment evaluation. Businesses utilize our productized SaaS solutions to enhance the capabilities of their professionals – from business leaders, strategy teams, analysts, marketers, category managers, to salespeople – to quickly and efficiently discover their best growth opportunities, identify potential competitive threats and make critical decisions to acquire customers and grow revenue. Our DaaS solution provides SMBs, enterprises and strategic accounts with integration of data feeds via API or other means for deployment of Similarweb Digital Data within their organizations through their own internal interfaces, and into their own software products when relevant. We provide advisory services to businesses typically at the enterprise and strategic account level that seek embedded assistance with business challenges for which we have not yet productized a solution, or for extensively customized data and analytics to accomplish their objectives using Similarweb Digital

Data. Our advisory services customers often purchase Similarweb Digital Data through our SaaS and DaaS offerings as well.

We generate revenue primarily through paid annual subscriptions to Similarweb Digital Data via our delivery methods across various pricing tiers based on feature set, geographic coverage and number of users. In addition, we have a free offering that offers access to a wide range of basic services, providing customers with a subset of the robust insights and analytics offered by our feature-rich paid subscriptions. Our free offering is intended to drive awareness and to enable potential customers to realize the value they can derive from our paid offerings.

We have a highly efficient dual-pronged sales approach with both inbound and outbound sales motions, which includes a global sales force supported by a team of technical and data experts. Our direct sales team engages with our largest customers while our inside sales team engages with our smaller customers. Following the initial sale, we engage with our customers regularly through support services, self-service product education, and proactive account management team check-ins. As part of this approach, we also seek to upsell customers to new solutions, building upon the value of Similarweb Digital Data to their business objectives and a desire to add additional feature sets, geographic coverage, users and categories of digital data and analytics solutions.

We sell to companies across a wide range of industries such as retail, consumer packaged goods, consumer finance, consultancies, marketing and advertising agencies, media and publishers, business-to-business software, payment processors, travel, and institutional investors. As of June 30, 2024, we had 5,034 paying customers.

For further information, see “Item 4. Information on the Company” in our Annual Report.

Corporate Information

The legal and commercial name of our company is Similarweb Ltd. We were incorporated in February 2009 under the Israel Companies Law, 5759-1999, or the Companies Law, of the State of Israel and commenced operations on that date. Our principal executive offices are located at 33 Yitzhak Rabin Rd., Givatayim 5348303, Israel. Our website address is www.similarweb.com, and our telephone number is +972-3-544-7782. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement and is not incorporated by reference herein. Our agent for service of process in the United States is Similarweb, Inc., 6 E 32nd St, New York, NY 10016, USA, Tel: 800-540-1086.

Throughout this prospectus supplement, we refer to various trademarks, service marks and trade names that we use in our business. The “Similarweb” logo and our other registered and common law trade names, trademarks and service marks appearing in this prospectus supplement are the property of Similarweb Ltd. or our subsidiaries. We have proprietary rights to trademarks used in this prospectus supplement that are important to our business, many of which are registered under applicable intellectual property laws.

Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

THE OFFERING
Shares to be Offered by the Selling Shareholder	3,500,000 Shares.
Selling Shareholder	The selling shareholder identified in “Selling Shareholder.”
Underwriters’ option to purchase additional Shares from the selling shareholder	525,000 Shares.
Use of Proceeds
We will not receive any proceeds from the sale of the Shares, including from any exercise by the underwriters of their option to purchase additional Shares. See “Use of Proceeds” for additional information.

NYSE Symbol	Our Ordinary Shares trade on the NYSE under the symbol “SMWB”.

Risk Factors
Investing in our Ordinary Shares involves significant risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement.

Unless otherwise stated, the number of Ordinary Shares to be outstanding after this offering is based on 80,919,283 Ordinary Shares outstanding as of June 30, 2024, and excludes the following as of that date:

•	6,100,162 Ordinary Shares issuable upon the exercise of share options outstanding as of June 30, 2024, at a weighted average exercise price of $2.14 per share;

•	5,041,428 Ordinary Shares issuable upon the vesting of restricted share units (“RSUs”) outstanding as of June 30, 2024;

•	3,515,931 Ordinary Shares available for issuance under our 2021 Employee Share Purchase Plan as of June 30, 2024.

•
6,993,132 Ordinary Shares available for issuance under our 2021 Share Incentive Plan as of June 30, 2024.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional Shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, or the “Annual Report”, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the market price of our Ordinary Shares could decline and you could lose part or all of your investment.

Risks Related to this Offering and our Ordinary Shares

The market price of our Ordinary Shares may be subject to fluctuation and you could lose all or part of your investment.

Our Ordinary Shares were first offered publicly in our initial public offering in May 2021 at a price of $22.00 per share, and our Ordinary Shares have subsequently traded as high as $25.02 per share and as low as $4.54 per share through September 12, 2024. The market price of our Ordinary Shares on the New York Stock Exchange may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

•	actual or anticipated variations in our and our competitors’ results of operations and financial condition;
•	market acceptance of our products;
•	general economic and market conditions and other factors, including factors unrelated to our operating performance;
•	the mix of products that we sell and related services that we provide;
•	changes in earnings estimates or recommendations by securities analysts, if our Ordinary Shares continue to be covered by analysts;
•	delays between our expenditures to develop and market new or enhanced products and the generation of sales from those products;
•	development of technological innovations or new competitive products by others;
•	announcements of technological innovations or new products by us;
•	developments concerning intellectual property rights, including our involvement in litigation;
•	changes in our expenditures to develop, acquire or license new products, technologies or businesses;
•	changes in our expenditures to promote our products;
•	our sale or proposed sale, or the sale by our significant shareholders, of our Ordinary Shares or other securities in the future;
•	changes in key personnel;
•	success or failure of our research and development projects or those of our competitors; and
•	the trading volume of our Ordinary Shares.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our Ordinary Shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

Future grants of our equity awards to purchase our Ordinary Shares could reduce the market price of our Ordinary Shares.

If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our Ordinary Shares in the public market, the market price of our Ordinary Shares could decrease significantly. The perception in the public market that we or our shareholders might sell our Ordinary Shares could also depress the market price of our Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

More specifically, we are party to an amended and restated investor rights agreement (“Investor Rights Agreement,”), dated as of October 21, 2020, which provides, among other things, that certain holders of our Ordinary Shares have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. In May 2024, we filed, and the SEC declared effective, on May 31, 2024, a shelf registration statement on Form F-3 that registered the resale of up to 15,000,000 Ordinary Shares that were then entitled to registration rights under the Investor Rights Agreement.

In addition, as of June 30, 2024, 11,141,590 Ordinary Shares were subject to outstanding option and RSU awards granted to employees and office holders under our share incentive plans, in addition to 5,866,189 Ordinary Shares issuable under currently exercisable options and RSUs. On May 20, 2021, we filed a registration statement on Form S-8 registering the issuance of up to 14,935,552 Ordinary Shares issuable under our share incentive plans, which amount included 11,227,269 Ordinary Shares issuable upon the exercise of option awards and 212,500 Ordinary Shares issuable upon the vesting of RSUs, each as previously granted under our 2012 Incentive Option Plan. In addition, such Form S-8 registered 1,495,783 Ordinary Shares issuable under our 2021 Share Incentive Plan and 2,000,000 Ordinary Shares issuable under our 2021 Employee Share Purchase Plan. On January 1, 2022, 2023, and 2024, the shares available for issuance under our 2021 Share Incentive Plan automatically increased by 3,742,272, 3,821,689 and 3,932,544 Ordinary Shares, respectively. In addition, on January 1, 2022, 2023, and 2024, the shares available for issuance under our 2021 Employee Share Purchase Plan automatically increased by 748,454, 764,338, and 786,509 Ordinary Shares, respectively. As of June 30, 2024, 21,650,653 Ordinary Shares remained available for issuance under our share incentive plans, which amount includes 11,141,590 Ordinary Shares subject to outstanding awards. Ordinary Shares included in such registration statement may be freely sold in the public market upon issuance, except for shares held by affiliates who have certain restrictions on their ability to sell.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or securities convertible into Ordinary Shares in future transactions may be higher or lower than the price per share paid to the selling shareholder. Our shareholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of Ordinary Shares under our share incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our shareholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

For as long as we are an emerging growth company, we will not be required to comply with certain requirements that apply to other public companies.

We qualify as an emerging growth company, as defined in the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years from our initial public offering in 2021, we, unlike other public companies, will not be required to, among other things: (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; (iii) provide certain disclosures regarding executive compensation required of larger public companies; or (iv) hold nonbinding advisory votes on executive compensation and any golden-parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for adopting new or revised financial accounting standards. We intend to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards permitted under the JOBS Act until we are no longer an emerging growth company. If we were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

We will remain an emerging growth company for up to five years from our initial public offering in 2021, although we will lose that status sooner if we have more than $1.235 billion of revenue in a fiscal year, have more than $700.0 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.235 billion of non-convertible debt over a three-year period.

For so long as we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. We cannot predict whether investors will find our Ordinary Shares less attractive because we will rely on these exemptions. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

USE OF PROCEEDS

All Shares offered by this prospectus supplement are being sold by the selling shareholder and we will not receive any proceeds from the sale of these shares, including from any exercise by the underwriters of their option to purchase additional Shares. For more information about the selling shareholder, see “Selling Shareholder.”

SELLING SHAREHOLDER

The following table and footnotes set forth information with respect to the beneficial ownership of our Ordinary Shares by the selling shareholder as of September 12, 2024 and immediately after the completion of this offering by the selling shareholder. The percentages are based on 80,919,283 Ordinary Shares outstanding as of June 30, 2024, which includes 3,500,000 Shares to be sold by the selling shareholder (or 4,025,000 Shares if the underwriters exercise in full their option to purchase additional Shares).

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

Unless the context otherwise requires, as used in this prospectus supplement, “selling shareholder” includes the selling shareholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus supplement from the selling shareholder as a gift, pledge or other non-sale related transfer.

The information in the table below is based upon information provided by the selling shareholder. The securities owned by the selling shareholder named below do not have voting rights different from the securities owned by other security holders. Except as otherwise indicated in the table below, addresses of our directors and executive officers named below is c/o 33 Yitzhak Rabin Rd., Givatayim 5348303, Israel.

Name of Selling Shareholder	Number of Ordinary Shares	Percentage of Outstanding Ordinary Shares Owned Before Offering	Number of Ordinary Shares Being Offered	Number of Ordinary Shares After Offering (Assuming No Exercise of the Option to Purchase Additional Shares)	Percentage of Outstanding Ordinary Shares Owned After Offering (Assuming No Exercise of the Option to Purchase Additional Shares)	Number of Ordinary Shares After Offering (Assuming Full Exercise of the Option to Purchase Additional Shares)	Percentage of Outstanding Ordinary Shares Owned After Offering (Assuming Full Exercise of the Option to Purchase Additional Shares)
Anglo-Peacock Nominees Limited (1)	12,908,950	15.95%	3,500,000	9,408,950	11.63%	8,883,950	10.98%

(1)Consists of 12,908,950 Ordinary Shares held by Anglo-Peacock Nominees Limited, as nominee for Joshua Jacob Moshe Alliance. Mr. Alliance has sole voting and dispositive power over the shares. The principal business address of Anglo-Peacock Nominees Limited is Suite 1B Maclaren House, Lancastrian Office Centre, Talbot Road, Manchester, M32 0FP, United Kingdom, Attention Allan Pye.

Relationships with the Selling Shareholder

Except as described below, the selling shareholder does not have, or within the past three years has not had, any other position, office or other material relationship with us:

Anglo-Peacock Nominees Limited. Mr. Joshua Alliance has served as a member of our board of directors since October 2011. Mr. Alliance has the sole voting and dispositive power over the Ordinary Shares held by Anglo-Peacock Nominees Limited, which serves as nominee for Mr. Alliance.

TAXATION

The following description is a general discussion of the material U.S. and Israeli tax consequences concerning the acquisition, ownership and disposition of our Ordinary Shares. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our Ordinary Shares. This discussion is included for general information purposes only, does not purport to be complete, and does not constitute and is not a tax opinion or tax advice to any investor. You should consult your own tax adviser concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.
Israeli Tax Considerations
The following is a discussion of material Israeli tax consequences concerning the ownership and disposition of our Ordinary Shares purchased or held by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.
Taxation of Our Shareholders

Israeli law generally imposes a capital gain tax on the sale of capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares of Israeli companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the seller’s country of residence provides otherwise.

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. Capital gain tax is imposed on the disposition of capital assets by a non-Israeli resident if those assets are either (1) located in Israel; (2) are shares or a right to a share in an Israeli resident corporation, or (3) located outside of Israel and represent, directly or indirectly, rights to assets located in Israel. The Israeli tax law distinguishes between “Real Capital Gain” and the “Inflationary Surplus.” Real Gain is the excess of the total capital gain over Inflationary Surplus computed generally on the basis of the increase in the purchase price of the relevant asset attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is not currently subject to tax in Israel.

Generally, Real Capital Gain accrued by individuals on the sale of our Ordinary Shares will be taxed at the rate of 25%. However, if the individual shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12 months period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis based on a contract, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Real Capital Gain derived by corporations will be generally subject to a corporate tax rate of 23% (in 2024). Real Capital Gains derived by a shareholder, whether an individual or a corporation that is a dealer or trader in securities in Israel, or to whom such income is otherwise taxable as ordinary “business income” as defined in Section 2(1) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Tax Ordinance”), are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2024) and a marginal tax rate of up to 47% for an individual in 2024 (excluding Surtax as discussed below)) unless contrary provisions in a relevant tax treaty apply. If the individual claims a deduction of interest and linkage fluctuation expenses in connection with the purchase or holding of the shares, the gain will generally be taxed at a fixed rate of 30% until the promulgation of regulations setting forth the rules and conditions for deduction of real interest and linkage differentials pursuant to section 101A(a)(9) and 101A(b) of the Tax Ordinance.

Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company purchased upon or after the company was listed for trading on a stock exchange outside of Israel (such as NYSE) should be exempt from Israeli capital gains tax so long as, among others: the capital gains derived from the sale of shares was not attributed to a permanent establishment that the non-resident maintains in Israel, . However, non-Israeli “Body of Persons” (as defined in the Tax Ordinance), which includes corporations, partnerships and other entities, will not be entitled to the foregoing exemption if Israeli residents, whether directly or indirectly:

(i)    have, alone or together with such person’s relatives or another person who, according to an agreement, collaborates with such person on a permanent basis regarding material affairs of the company, a controlling interest of more than 25% in any of the means of control of such non-Israeli Body of Persons or
(ii)    are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli Body of Persons.

Such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income according to Section 2(1) of the Tax Ordinance, as described above.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless, inter alia: (1) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (2) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (3) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel that the shareholder maintains, under certain terms; (4) such Treaty U.S. Resident holds, directly or indirectly, shares representing 50% or more of the voting capital of the company during any part of the 12-month period preceding the disposition, subject to certain conditions; or (5) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more in the aggregate during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares would be subject to Israeli capital gains tax, to the extent applicable; however, under the U.S.-Israel Tax Treaty, a Treaty U.S. resident would be permitted to claim a credit for the Israeli tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. The U.S.-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes. Application for this exemption requires appropriate documentation presented to and specific instruction received from the Israel Tax Authority (the “ITA”).

Regardless of whether shareholders may be liable for Israeli income tax on the sale of our Ordinary Shares, the payment of the consideration may be subject to withholding of Israeli tax at the source. Accordingly, shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or obtain a specific exemption from the ITA to confirm their status as non-Israeli resident, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions, including, in some cases, a holding period of up to two years from the date of the transaction during which sales and dispositions of shares of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the ITA might be required.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the ITA allowing for a reduced withholding tax rate or a tax exemption is obtained in advance). With respect to a person who is a “substantial shareholder” (as defined above) at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. In the extent that the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) the withholding tax at source is at rate of 25% unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance). However, a distribution of dividends to non-Israeli residents is subject to tax and withholding tax at source at a rate of 20% or such lower rate as may be provided in an applicable tax treaty, subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate, if the dividend is distributed from income attributed to a Preferred (including Preferred Technological) Enterprise (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959). If the dividend is attributable partly to income derived from a Preferred (including Preferred Technological) Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in the future in a way that will reduce shareholders’ tax liability.

However, a reduced tax rate may be provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel with respect to such income, provided inter alia, that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer, if an individual, is not obligated to pay Surtax (as further explained below).

Surtax. Subject to the provisions of an applicable tax treaty, individuals who are subject to income tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, income derived from dividends, interest and capital gains) exceeding NIS 721,560 for 2024, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax. Israeli law presently does not impose estate or gift taxes.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a description of the material U.S. federal income tax considerations to the U.S. Holders defined below of owning and disposing of our Ordinary Shares. It is not a comprehensive description of all tax considerations that may be relevant to a particular U.S. Holder’s decision to acquire Ordinary Shares. This discussion applies only to a U.S. Holder that holds our Ordinary Shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code, for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax considerations that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax considerations, any U.S. federal non-income tax considerations (such as estate or gift tax considerations), or any tax considerations relating to the alternative minimum tax or the Medicare contribution tax on net investment income. In addition, this discussion does not address any tax considerations applicable to U.S. Holders subject to special rules, such as:

•banks, insurance companies, and certain other financial institutions;
•U.S. expatriates and certain former citizens or long-term residents of the United States;
•dealers or traders in securities who use a mark-to-market method of tax accounting;
•persons holding Ordinary Shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Ordinary Shares;
•persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;
•brokers, dealers or traders in securities, commodities or currencies;
•tax-exempt entities or government organizations;
•S corporations, partnerships, or other entities or arrangements classified as partnerships or pass-throughs for U.S. federal income tax purposes (and investors therein);
•regulated investment companies or real estate investment trusts;
•persons who acquired our Ordinary Shares pursuant to the exercise of any employee stock option or otherwise as compensation;
•persons that own or are deemed to own (including by attribution) ten percent or more of our shares (by vote or value); and
•persons holding our Ordinary Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Ordinary Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Ordinary Shares and partners in such partnerships are encouraged to consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of Ordinary Shares.

The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, all as of the date hereof, changes to any of which may affect the tax considerations described herein - possibly with retroactive effect.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Ordinary Shares who is:
(1) an individual who is a citizen or resident of the United States;
(2) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
(4) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) the trust has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.
U.S. Holders are encouraged to consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our Ordinary Shares in their particular circumstances.
Passive Foreign Investment Company Rules
A non-U.S. corporation will be classified as a PFIC for any taxable year in which, after applying certain look-through rules, either:

•at least 75% of its gross income is passive income (such as interest income); or
•at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income (including cash).

For this purpose, cash is a passive asset and passive income generally includes dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person). For purposes of this test, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation, the equity of which we own, directly or indirectly, 25% or more (by value).

Based on the estimated composition of our income, assets and operations, we do not believe that we were classified as a PFIC for the U.S. federal income tax purposes for the taxable year ending December 31, 2023. No assurances can be provided that we will not be a PFIC for the current or any future taxable year or that we have not been a PFIC in any prior taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the composition of our assets may depend in part on our current and intended future business plans, which are subject to change. In addition, for our current and future taxable years, the aggregate fair market value of our assets, including goodwill and other unbooked intangibles for PFIC testing purposes may be determined in part by reference to the market price of our Ordinary Shares from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on a variety of factors that are subject to uncertainty, including transactions we enter into in the future. There can be no assurance that the IRS would not successfully challenge our position. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year.

If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the Ordinary Shares, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the Ordinary Shares, regardless of whether we continue to meet the tests described above unless (1) we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules, or (2) the U.S. Holder (A) makes a “QEF Election” (defined below) or (B) is eligible to make and makes a mark-to-market election (as described below), with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the Ordinary Shares the U.S. Holder holds at their fair market value as of the date of such deemed sale and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the Ordinary Shares. U.S. Holders should consult their tax advisers as to the possibility and consequences of making a deemed sale election if we are (or were to become) and then cease to be a PFIC and such election becomes available.

For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including a pledge) of Ordinary Shares, unless (1) such U.S. Holder makes a “qualified electing fund” election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we are a PFIC, or (2) our Ordinary Shares constitute “marketable stock” and such U.S. Holder makes a mark-to-market election (as discussed below). Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

•the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the Ordinary Shares;
•the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and
•the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital gains, even if a U.S. Holder holds the Ordinary Shares as capital assets.

If we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the shares of, any of the foreign entities in which we may hold equity interests that also are PFICs, or lower-tier PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisers regarding the application of the PFIC rules to our subsidiaries.
If a U.S. Holder makes an effective QEF Election, the U.S. Holder will be required to include in gross income each year, whether or not we make distributions, as capital gains, such U.S. Holder’s pro rata share of our net capital gains and, as ordinary income, such U.S. Holder’s pro rata share of our earnings in excess of our net capital gains. However, a U.S. Holder can only make a QEF Election with respect to Ordinary Shares in a PFIC if such company agrees to furnish such U.S. Holder with certain tax information annually. We do not currently expect to provide such information in the event that we are classified as a PFIC.
U.S. Holders can avoid the interest charge on excess distributions or gain relating to our Ordinary Shares by making a mark-to-market election with respect to the Ordinary Shares, provided that the Ordinary Shares are “marketable stock.” Ordinary Shares will be marketable stock if they are “regularly traded” on certain U.S. stock exchanges (such as NYSE) or on a non-U.S. stock exchange that meets certain conditions. For these purposes, the Ordinary Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Each U.S. Holder should consult its tax adviser as to the whether a mark-to-market election is available or advisable with respect to the Ordinary Shares.

A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of our Ordinary Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the Ordinary Shares. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the Ordinary Shares over the fair market value of the Ordinary Shares at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the Ordinary Shares will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS unless the Ordinary Shares cease to be marketable stock.

However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower- tier PFIC are themselves “marketable stock.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our Ordinary Shares, the U.S. Holder would likely continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. Holders should consult their tax advisers as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.
Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. A U.S. Holder’s failure to file the annual report will cause the statute of limitations for such U.S. Holder’s U.S. federal income tax return to remain open with regard to the items required to be included in such report until three years after the U.S. Holder files the annual report, and, unless such failure is due to reasonable cause and not willful neglect, the statute of limitations for the U.S. Holder’s entire U.S. federal income tax return will remain open during such period. U.S. Holders should consult their tax advisers regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISER REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE ORDINARY SHARES AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE ORDINARY SHARES.
Taxation of Distributions
Subject to the discussion above under “-Passive foreign investment company rules,” distributions paid on Ordinary Shares, other than certain pro rata distributions of Ordinary Shares, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not calculate our earnings and profits under U.S. federal income tax principles, distributions, will be reported to U.S. Holders as dividends. Non-corporate U.S. holders may qualify for the preferential rates of taxation applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year) with respect to dividends on Ordinary Shares if we are a “qualified foreign corporation,” provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of these rules and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Ordinary Shares which are readily tradable on an established securities market in the United States. The amount of the dividend will be treated as foreign-source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any distribution of property other than cash (and other than certain pro rata distributions of Ordinary Shares or rights to acquire Ordinary Shares) will be the fair market value of such property on the date of distribution. For foreign tax credit purposes, our dividends will generally be treated as passive category income. If the dividends qualify for preferential rates as discussed above, the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the reduced rate applicable to the qualified dividend income, divided by the highest rate of tax normally applicable to dividends. In addition, applicable U.S. Treasury regulations may restrict the availability of any foreign tax credit based on the nature of the withholding tax imposed by a non-U.S. jurisdiction. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisers regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming a deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.
The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is actually or constructively received by the U.S. Holder, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder generally should not recognize any foreign currency gain or loss in respect of such distribution if such foreign currency is converted into U.S. dollars on the date received by the U.S. Holder.
Sale or Other Taxable Disposition of Ordinary Shares
Subject to the discussion above under “-Passive foreign investment company rules,” gain or loss realized on the sale or other taxable disposition of Ordinary Shares will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the Ordinary Shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the Ordinary Shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deduction for capital losses is subject to limitations. Because gains for the sale or other taxable disposition of Ordinary Shares will generally be treated as U.S.-source income, and subject to certain exceptions, Treasury Regulations generally preclude U.S taxpayers from claiming a foreign tax credit with respect to any non-U.S tax imposed on any on gains from dispositions of shares held as capital assets unless the tax is creditable under an applicable income tax treaty. Accordingly, your ability to claim a foreign tax credit with respect to the Israeli tax imposed on any such sale or other taxable disposition, if any, may be significantly limited. In addition, applicable U.S. Treasury regulations may restrict the availability of any foreign tax credit based on the nature of the withholding tax imposed by a non-U.S. jurisdiction. You should consult your tax adviser as to whether the Israeli tax on gains may be creditable or deductible in light of your particular circumstances and your ability to apply the provisions of an applicable treaty.
If the consideration received upon the sale or other taxable disposition of Ordinary Shares is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of taxable sale, exchange or disposition. If our Ordinary Shares are treated as traded on an established securities market, a cash basis U.S. Holder and an accrual basis U.S. Holder who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS) will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. An accrual basis United States Holder that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute ordinary income or loss. U.S. Holders should consult their tax advisers regarding how to account for gain or loss on the sale, exchange or disposition of the Ordinary Shares that are paid in a currency other than the U.S. dollar.
A U.S. Holder’s basis in Ordinary Shares will generally be the U.S. dollar value of the acquisition cost of such Ordinary Shares. If a U.S. Holder uses foreign currency to purchase Ordinary Shares, the cost of such Ordinary Shares will be the U.S. dollar value of the foreign currency purchase price determined by reference to the spot rate of exchange on the date of purchase. However, if the Ordinary Shares are treated as traded on an established securities market and the U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer who has made the special election described above, such U.S. Holder will determine the U.S. dollar value of the cost of such Ordinary Shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.
Information reporting and backup withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (1) the U.S. Holder is a corporation or other exempt recipient or (2) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.
Information with respect to foreign financial assets
Certain U.S. Holders who are individuals (and, under proposed regulations, certain entities) may be required to report information relating to the Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain U.S. financial institutions). Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty and the statute of limitations on the assessment and collection of all U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date on which such report is filed. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed. U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Ordinary Shares.

UNDERWRITING

The company, the selling shareholder and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table.

Goldman Sachs & Co. LLC is the representative of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC...…....................................................................	1,540,000
Barclays Capital Inc....…...............................................................................	770,000
Citizens JMP Securities, LLC...….................................................................	420,000
William Blair & Company, L.L.C....….........................................................	420,000
Needham & Company LLC...…....................................................................	350,000
Total...…........................................................................................................	3,500,000

The underwriters are committed to take and pay for all of the Shares being offered by the selling shareholder, if any are taken, other than the Shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional 525,000 Shares from the selling shareholder to cover sales by the underwriters of a greater number of Shares than the total number set forth in the table above. They may exercise that option for 30 days. If any Shares are purchased pursuant to this option, the underwriters will severally purchase Shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling shareholder. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 525,000 additional shares.

	Per Share	No Exercise	Full Exercise
Public offering price……………………………………….....	$7.85	$27,475,000	$31,596,250.00
Underwriting discount………………………………………..	$0.3925	$1,373,750	$1,579,812.50
Proceeds, before expenses, to the selling shareholder….........	$7.4575	$26,101,250	$30,016,437.50

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.2355 per share from the public offering price. After the initial offering of the Shares, the representatives may change the offering price and the other selling terms. The offering of the Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The company and other parties have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their Shares or securities convertible into or exchangeable for Shares during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the representative. This agreement does not apply to any existing employee benefit plans. See “Shares Available for Future Sale” for a discussion of certain transfer restrictions.

In connection with the offering, the underwriters may purchase and sell Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Ordinary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the company’s Ordinary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Ordinary Shares. As a result, the price of the Ordinary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $325,000. The company has also agreed to reimburse the underwriters for certain of their expenses in an amount up to $40,000.

The company and the selling shareholder have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the company and to persons and entities with relationships with the company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each EEA Member State (each a “Relevant Member State”), no Shares have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the Shares may be offered to the public in that Relevant Member State at any time:

a)to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the representative for any such offer; or
c)in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the Shares shall require the company and/or selling shareholder or any bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase any Shares, and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129.
Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Shares under the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the company that:

a)it is a qualified investor within the meaning of the Prospectus Regulation; and
b)in the case of any Shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the Shares acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the representative has been given to the offer or resale; or (ii) where the Shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Shares to it is not treated under the Prospectus Regulation as having been made to such persons.

The company, the selling shareholder, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the representative of such fact in writing may, with the prior consent of the representative, be permitted to acquire Shares in the offering.

United Kingdom

This prospectus supplement and any other material in relation to the Shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA in connection with the issue or sale of any Shares may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The Shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the Shares will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No Shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the Shares may be offered to the public in the UK at any time:

a)to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
b)to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or
c)in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the Shares shall require the company, the selling shareholder and any underwriter or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an "offer to the public" in relation to the Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, the expression “FSMA” means the Financial Services and Markets Act 2000 and the expression “FPO” means the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended.

Each person in the UK who acquires any Shares in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Canada

The Ordinary Shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto)

contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“Securities and Futures Ordinance”), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“Companies Ordinance”), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder. Each person acquiring Ordinary Shares will be required, and is deemed by the acquisition of the Ordinary Shares, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Ordinary Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5)

as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Ordinary Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The Ordinary Shares may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Switzerland

The offering of the Ordinary Shares in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering is made to professional clients within the meaning of the FinSA only and the Ordinary Shares will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Ordinary Shares.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an exempt offer which is not subject to any form of regulation or approval by the Dubai Financial Services Authority (the “DFSA”). The DFSA has not approved this prospectus supplement nor has any responsibility for reviewing or verifying any document or other documents in connection with the offering. Accordingly, the DFSA has not approved this prospectus supplement or any other associated documents nor taken any steps to verify the information set out in this prospectus supplement, and has no responsibility for it.

The Ordinary Shares have not been offered and will not be offered to any persons in the DIFC except on the basis that an offer is:

a)an “Exempt Offer” in accordance with the Markets Rules Module of the DFSA Rulebook; and
b)made only to persons who meet the “Deemed Professional Client” criteria set out in Rule 2.3.4 of the Conduct of Business module of the DFSA Rulebook, who are not natural persons.

Israel

The securities offered hereunder may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the Israel Securities Authority (the “ISA”). This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”) and has not been filed with or approved by the ISA. In Israel, this document is being distributed only to, and is directed only at, and any offer of the securities hereunder is directed only at (i) a limited number of persons in accordance with the Israeli Securities Law, and (ii) investors listed in the first addendum to the Israeli Securities Law (the “Addendum”), consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by DLA Piper LLP (US), New York, New York. The underwriters are represented in connection with this offering with respect to matters of U.S. law by Latham & Watkins LLP, New York, New York. The underwriters are represented in connection with this offering with respect to matters of Israeli law by Gornitzky & Co., Tel Aviv, Israel.

EXPERTS

The consolidated financial statements of Similarweb Ltd. appearing in Similarweb Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus supplement. This prospectus supplement, the accompanying prospectus and any additional prospectus supplement(s) do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus supplement, the accompanying prospectus and any additional prospectus supplements(s) about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.similarweb.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the

extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus supplement:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (File No. 001-40394), filed with the SEC on February 28, 2024;
•	our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on March 4, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management);
•
our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on May 7, 2024 (excluding Exhibit 99.1 thereto, except for the Consolidated Balance Sheets, the Consolidated Statements of Comprehensive Income (Loss), the Consolidated Statements of Cash Flows and the Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures therein, and Exhibit 99.2 thereto);

•	our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on August 1, 2024;
•
our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on August 6, 2024 (excluding Exhibit 99.1 thereto, except for the Consolidated Balance Sheets, the Consolidated Statements of Comprehensive Income (Loss), the Consolidated Statements of Cash Flows and the Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures therein, and Exhibit 99.2 thereto);

•	our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on August 14, 2024;
•	our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on September 5, 2024;
•
The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form 8-A filed on May 7, 2021 (File No. 001-40394) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Similarweb Ltd.
Attn: Vice President of Investor Relations
Email: rami.myerson@similarweb.com
Tel: +972-3-544-7782

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this prospectus, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Similarweb, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus supplement or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;
•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;
•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter was not pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

PROSPECTUS

$87,575,000 of Ordinary Shares, Warrants
Debt Securities, Rights, and/or Units Offered by the Company

and

Up to 15,000,000 Ordinary Shares Offered by Selling Shareholders

Similarweb Ltd.

We may offer from time to time in one or more series or issuances, ordinary shares, warrants to purchase ordinary shares and/or debt securities consisting of debentures, notes or other evidences of indebtedness, rights, or any combination of the above, separately or as units. We refer to the ordinary shares, warrants, debt securities, rights, and units, collectively as “securities” in this prospectus.

In addition, the selling shareholders may offer up to 15,000,000 ordinary shares. We will not receive any of the proceeds from the sale of ordinary shares by the selling shareholders.

Each time we or a selling shareholder sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, and selling shareholders may offer the securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the New York Stock Exchange at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 29 of this prospectus.

Our ordinary shares trade on the New York Stock Exchange (NYSE) under the symbol “SMWB”. The closing price of our ordinary shares, as reported on NYSE on May 9, 2024 was $7.26.

We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. Securities and Exchange Commission and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” in Item 3 of our most recent annual report on Form 20-F incorporated by reference in this prospectus, and the “Risk Factors” referenced on page 3 of this prospectus, and in any applicable supplement to this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus, and the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may also offer and sell ordinary shares under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $87,575,000. The selling shareholders may sell up to 15,000,000 ordinary shares in one or more offerings. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described in the section of this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, if required. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those referred to under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

References to “we,” “us” and “our” in this prospectus, unless the context otherwise requires or as otherwise expressly stated, refer to Similarweb Ltd.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in it by reference contain estimates and forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on management’s expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or similar words. Statements regarding our future results of operations and financial position, growth strategy and plans and objectives of management for future operations, including, among others, expansion in new and existing markets, are forward-looking statements.

Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends which affect or may affect our business, operations and industry. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to numerous risks and uncertainties.

These forward-looking statements are subject to a number of known and unknown risks, uncertainties, other factors and assumptions, including the risks described in Item 3.D “Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on February 28, 2024, or the “Annual Report”, and elsewhere in this prospectus, regarding, among other things:
• our expectations regarding our revenue, expenses and other operating results;
• our ability to acquire new customers and successfully retain existing customers;
• our ability to increase usage of our solutions and upsell and cross-sell additional solutions;
• our ability to achieve or sustain profitability;
• anticipated trends, growth rates, rising interest rates, rising global inflation and current macroeconomic conditions, challenges in our business and in the markets in which we operate, and the impact of Israel's war with Hamas and other terrorist organizations on geopolitical and macroeconomic conditions or on our company and business;
• future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;
• the costs and success of our sales and marketing efforts and our ability to promote our brand;
• our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;
• our ability to effectively manage our growth, including continued international expansion;
• our reliance on certain third-party platforms and sources for the collection of data necessary for our solutions;
• our ability to protect our intellectual property rights and any costs associated therewith;
• our ability to identify and complete acquisitions that complement and expand our reach and platform;
• our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business, including in Israel, the United States, the European Union, the United Kingdom and other jurisdictions where we elect to do business;
• our ability to compete effectively with existing competitors and new market entrants; and
• the growth rates of the markets in which we compete.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under the caption “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus (including our Annual Report and the information included, without limitation, under the captions under Item 3.D “Key information - Risk Factors,” Item 4. “Information on the Company,” and Item 5. “Operating and Financial Review and Prospects” therein), and other publicly available sources. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our Annual Report, or any updates in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SIMILARWEB LTD.

Company Overview

Similarweb is a leader in digital data and analytics powering critical business decisions. We uncover what is happening online and seek to provide businesses with the best digital data and analytics to build strategy, optimize customer acquisition and enhance monetization.

While we are well known for our productized software solutions, as well as for our application programming interface (API) and our freemium offerings estimating website and app traffic, at our core we are a data business. Similarweb Digital Data is both our core product and our fundamental unit of value. To create our proprietary data asset, we collect billions of unprocessed web and mobile data points on activity related to companies and products. Our data scientists and engineers transform the unrefined data on interactions and transactions into the corpus of Similarweb Digital Data using machine learning and artificial intelligence. Our customers use Similarweb Digital Data to power critical decision for running their businesses through one or more of our productized solutions to which they subscribe. Today, businesses have access to unprecedented amounts of internal data that they can utilize for decision making. However, the data generally available to them only relates to the transactions and interactions with their own audience across their digital properties, such as the websites, apps and social media channels that they own. Businesses have very limited visibility into the broader behaviors of consumers, or the digital performance of competitors, partners and other players. As a result, companies operate frequently with a lack of external visibility, impairing their ability to execute on everything from corporate strategy to day-to-day operations. Similarweb provides this visibility. We believe we are becoming recognized as the standard for powering decisions that rely on data for businesses and their competitors across all channels within the digital world. Like wattage powers cities, Similarweb Digital Data powers decisions related to the digital world that create significant competitive advantages.

We deliver Similarweb Digital Data to our paying customers in a variety of modes that, combined, comprise our delivery platform: Software-as-a-Service (SaaS), Data-as-a-Service (DaaS), and Advisory Services. We organize our SaaS approach by solutions to business challenges, which include those found in market research, digital marketing, sales, ecommerce, and investment evaluation. Businesses utilize our productized SaaS solutions to enhance the capabilities of their professionals - from business leaders, strategy teams, analysts, marketers, category managers, to salespeople - to quickly and efficiently discover their best growth opportunities, identify potential competitive threats and make critical decisions to acquire customers and grow revenue. Our DaaS solution provides SMBs, enterprises and strategic accounts with integration of data feeds via API or other means for deployment of Similarweb Digital Data within their organizations through their own internal interfaces, and into their own software products when relevant. We provide advisory services to businesses typically at the enterprise and strategic account level that seek embedded assistance with business challenges for which we have not yet productized a solution, or for extensively customized data and analytics to accomplish their objectives using Similarweb Digital Data. Our advisory services customers often purchase Similarweb Digital Data through our SaaS and DaaS offerings as well.

We generate revenue primarily through paid annual subscriptions to Similarweb Digital Data via our delivery methods across various pricing tiers based on feature set, geographic coverage and number of users. In addition, we have a free offering that offers access to a wide range of basic services, providing customers with a subset of the robust insights and analytics offered by our feature-rich paid subscriptions. Our free offering is intended to drive awareness and to enable potential customers to realize the value they can derive from our paid offerings.

We have a highly efficient dual-pronged sales approach with both inbound and outbound sales motions, which includes a global sales force supported by a team of technical and data experts. Our direct sales team engages with our largest customers while our inside sales team engages with our smaller customers. Following the initial sale, we engage with our customers regularly through support services, self-service product education, and proactive account management team check-ins. As part of this approach, we also seek to upsell customers to new solutions, building upon the value of Similarweb Digital Data to their business objectives and a desire to add additional feature sets, geographic coverage, users and categories of digital data and analytics solutions.

We sell to companies across a wide range of industries such as retail, consumer packaged goods, consumer finance, consultancies, marketing and advertising agencies, media and publishers, business-to-business software, payment processors, travel, and institutional investors. As of March 31, 2024, we had 4,844 paying customers.

For further information, see “Item 4. Information on the Company” in our Annual Report.

Corporate Information

The legal and commercial name of our company is Similarweb Ltd. We were incorporated in February 2009 under the Israel Companies Law, 5759-1999, or the Companies Law, of the State of Israel and commenced operations on that date. Our principal executive offices are located at 33 Yitzhak Rabin Rd., Givatayim 5348303, Israel. Our website address is www.similarweb.com, and our telephone number is +972-3-544-7782. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE, 19711, USA, Tel: 303-738-6680.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that we use in our business. The “Similarweb” logo and our other registered and common law trade names, trademarks and service marks appearing in this prospectus are the property of Similarweb Ltd. or our subsidiaries. We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws.

Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

CAPITALIZATION

We intend to include information about our capitalization and indebtedness in the prospectus and applicable prospectus supplements.

MATERIAL CHANGES

Except as otherwise described in our Annual Report, and in our Reports of Foreign Private Issuer on Form 6-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2023.

OFFER AND LISTING DETAILS

We may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $87,575,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders (if any), including their transferees, pledgees, donees or their successors, may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 15,000,000 ordinary shares.
If any selling shareholder is to offer and sell ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement filed pursuant to Securities Act Rule 424(b)(7), as permitted by Rule 430B(b)(2), which will set forth the name of each selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the ordinary shares they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.
 The selling shareholders covered by this prospectus acquired the ordinary shares in connection with various transactions prior to, and in advance of, our April 2021 initial public offering. In particular, in transactions which occurred between 2012 and 2016, certain selling shareholders acquired preferred shares as part of various Series A financings, in March 2017, certain selling shareholders acquired Preferred B Shares, and in October and November 2020, certain selling shareholders acquired Preferred C Shares.

Additionally, on October 21, 2020 we entered into an Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) with the specific selling shareholders named therein (collectively, the “Holders”). Pursuant to the Investor Rights Agreement, the Holders (as defined therein) are entitled to piggyback registration rights in connection with any registration statement we file (subject to customary exceptions). The ordinary shares which may be sold by the selling shareholders pursuant to this shelf registration statement are being registered pursuant to the Investor Rights Agreement. The foregoing summary is qualified in its entirety by reference to the Investor Rights Agreement, which is filed as Exhibit 4.8 to the Annual Report.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, ordinary shares, warrants, debt securities, rights, and units comprising any combination of these securities. The total dollar amount of all securities that we may issue under this prospectus will not exceed $87,575,000.

DESCRIPTION OF ORDINARY SHARES

As of December 31, 2023, Similarweb Ltd. had one class of securities registered under Section 12 of the Exchange Act: our ordinary shares.

Share capital

Our authorized share capital consists of 500,000,000 ordinary shares par value NIS 0.01 per ordinary share.

Our board of directors may determine the issue prices and terms for such shares or other securities and may further determine any other provision relating to such issue of shares or securities. We may also issue and redeem redeemable securities on such terms and in such manner as our board of directors shall determine.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration number and purposes of the company

We are registered with the Israeli Registrar of Companies. Our registration number is 51-424471-4. Our affairs are governed by our amended and restated articles of association, applicable Israeli law and the Companies Law. Our purpose, as set forth in our amended and restated articles of association, is to engage in any lawful act or activity.

Transfer of shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of NYSE. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of directors

Under our amended and restated articles of association, our board of directors must consist of not less than three but no more than 11 directors. Pursuant to our amended and restated articles of association, each of our directors shall be appointed by a simple majority vote of holders of our ordinary shares, participating and voting (in person or by proxy) at an annual general meeting of our shareholders. However, in the event of a contested election: (i) the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors; such that those nominees (equal in number to the number of board seats being filled) receiving the largest number of “for” votes will be elected. In addition, our directors are divided into three classes, one class being elected each year at the annual general meeting of our shareholders, and serve on our board of directors until the third annual general meeting following such election or re-election or until they are removed by a vote of 65% of the total voting power of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events in accordance with the Companies Law and our amended and restated articles of association. In addition, our amended and restated articles of association provide that vacancies on our board of directors (whether such vacancy is due to a director no longer serving or due to the number of directors serving being less than the maximum number stated in our articles of association) may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created, or in the case of a vacancy due to the number of directors being less than the maximum number of directors stated in our amended and restated articles of association, until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors. See “Management—Board of directors.”

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval; as a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that we notify our creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then we may proceed with the repurchase without obtaining court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Voting rights

All ordinary shares will have identical voting and other rights in all respects.

Shareholder meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our board of directors may call special general meetings of our shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting of our shareholders upon the written request of (1) any two or more of our directors, (2) one-quarter or more of the serving members of our board of directors or (3) as a company listed on an exchange in the U.S., one or more shareholders holding, in the aggregate, either (a) 10% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 10% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of the shareholders may request that the board of directors include a matter in the agenda of a general meeting of the shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Notwithstanding the foregoing, as a company listed on an exchange outside of Israel, a matter relating to the appointment or removal of a director may only be requested by one or more shareholders holding at least 5% of the voting rights at the general meeting of the shareholders. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 60 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

(1.amendments to our articles of association
(2.appointment, terms of service or and termination of service of our auditors;
(3.appointment of directors, including external directors (if applicable);
(4.approval of certain related party transactions;
(5.increases or reductions of our authorized share capital;
(6.a merger; and
(7.the exercise of our board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes, among other things, the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and our amended and restated articles of association, shareholders are not permitted to take action by way of written consent in lieu of a meeting.

Quorum

Pursuant to our amended and restated articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting of shareholders. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 33.3% of the total outstanding voting power of our shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting we qualify as a “foreign private issuer,” in which case the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares. The requisite quorum shall be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described above.

Vote requirements

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our amended and restated articles of association. Under the Companies Law, certain actions require the approval of a special majority, including: (1) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (2) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (3) certain compensation-related matters described above under “Management—

Compensation committee—Compensation policy under the Companies Law.” Under our amended and restated articles of association, the alteration of the rights, privileges, preferences or obligations of any class of our shares (to the extent there are classes other than ordinary shares) requires the approval of a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to a majority of all classes of shares voting together as a single class at a shareholder meeting.

Under our amended and restated articles of association, the approval of the holders of at least 65% of the total voting power of our shareholders is generally required to remove any of our directors from office, to amend the provision requiring the approval of at least 65% of the total voting power of our shareholders to remove any of our directors from office, or certain other provisions regarding our staggered board, shareholder proposals, the size of our board and plurality voting in contested elections. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders holding at least 75% of the voting rights represented at the meeting and voting on the resolution.

Access to corporate records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law and any document we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. We may deny a request to review a document if we determine that the request was not made in good faith, that the document contains a trade secret or a patent or that the document’s disclosure may otherwise impair our interests.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in contradiction to the full tender offer rules under the Companies Law will have no rights and will become dormant shares.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (1) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (2) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (3) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or may abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-takeover measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attached to our issued and outstanding shares at a general meeting of our shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended articles of association, as described above in “—Shareholder meetings.” In addition, as disclosed under “—Election of directors,” we have a classified board structure, which effectively limits the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors.

Borrowing powers

Pursuant to the Companies Law and our amended and restated articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in capital

Our amended and restated articles of association enable us to increase or reduce our share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

Exclusive forum

Our amended and restated articles of association provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act (for the sake of clarification, this provision does not apply to causes of action arising under the Exchange Act). Our amended and restated articles of association also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law.

Transfer agent and registrar

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Listing

Our ordinary shares are listed on the NYSE under the symbol “SMWB”.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the price at which, and the currency or currencies in which, the securities upon exercise of such warrants may be purchased;
•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, any material Israeli and U.S. federal income tax considerations;
•	the anti-dilution provisions of such warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

The debt securities will be issued under an indenture between us and a trustee identified in the applicable prospectus supplement, the form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The executed indenture will be incorporated by reference from a report of foreign private issuer on Form 6-K. We encourage you to read the indenture, because the indenture will govern your rights as a holder of debt securities. The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

The applicable prospectus supplement, including any applicable pricing supplement, will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;
•	the aggregate principal amount;
•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;
•	any limit on the aggregate principal amount;
•	the date or dates on which principal is payable;
•	the interest rate or rates (which may be fixed or variable) and/or, if applicable, the method used to determine such rate or rates;
•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;
•	the place or places where principal and, if applicable, premium and interest is payable;
•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;
•	the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;
•	whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;
•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
•	the currency of denomination;
•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;
•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;
•	the provisions, if any, relating to any collateral provided for such debt securities;
•	any events of default;
•	the terms and conditions, if any, for conversion into or exchange for our ordinary shares;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents;
•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of our company; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

One or more debt securities may be sold at a substantial discount below their stated principal amount. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material Israeli and U.S. federal income tax considerations and other material special considerations that apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our ordinary shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase any of our securities or any combination thereof. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such rights offering. We may also appoint a rights agent that may act solely as our agent in connection with the rights that are sold. No such agent will assume any obligation or relationship of agency or trust with any of the holders of the rights. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

•	the title of such rights;

•	the securities for which such rights are exercisable;

•	the exercise price for such rights;

•	the number of such rights issued with respect to each ordinary share;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material income tax considerations applicable to the issuance or exercise of such rights;

•	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement, or any agency agreement, that we may enter into in connection with the rights offering; and

•	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Exercise of Rights

Each right will entitle the holder of the right to purchase for cash such securities or any combination thereof at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the rights certificate being properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States and Israeli federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	through broker-dealers (acting as agent or principal);
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best-efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, the selling shareholders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or the selling shareholders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling shareholders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we or the selling shareholders make sales to or through one or more underwriters or agents in at-the-market offerings, we or the selling shareholders will do so pursuant to the terms of a distribution agreement between us or the selling shareholders and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we or the selling shareholders will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we or the selling shareholders may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we or the selling shareholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer. In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the selling shareholders under these arrangements to close out any related open borrowings of securities.

We or the selling shareholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or the selling shareholders or borrowed from us, the selling shareholders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us or the selling shareholders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling shareholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

EXPENSES ASSOCIATED WITH THE REGISTRATION

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee		$29,520
FINRA filing fee		$30,500
Legal fees and expenses		*
Accountants’ fees and expenses		*
Printing fees		*
Miscellaneous		*
TOTAL	$	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. These fees will be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain legal matters with respect to U.S. law will be passed upon for us by DLA Piper LLP (US), New York, New York.

EXPERTS

The consolidated financial statements of Similarweb Ltd. appearing in Similarweb Ltd.’s Annual Report (Form 20-F) for the year ended December 31, 2023, have been audited by Kost Forer Gabbay & Kasierer, a member of EY Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at www.Similarweb.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and, to the extent specifically designated therein, reports on Form 6-K we furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (File No. 001-40394), filed with the SEC on February 28, 2024; and
•
our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on March 4, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management); and

•
our Report of Foreign Private Issuer on Form 6-K, furnished to the SEC on May 7, 2024 (including the information contained in Exhibit 99.1 thereto, but excluding quotes of our senior management and information under the caption "Financial Outlook"); and

•
The description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form 8-A filed on May 7, 2021 (File No. 001-40394) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Similarweb Ltd.
Attn: Vice President of Investor Relations
Email: rami.myerson@similarweb.com
Tel: +972-3-544-7782

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors, officers and any Israeli experts named in this registration statement, substantially all of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any United States federal or state court arising out of the offerings under this prospectus or any purchase or sale of securities in connection with any such offering(s). Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law prevailing in Israel;
•	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments of Israeli courts;
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgment is not contrary to public policy of Israel, and the enforcement of the civil liabilities set forth in the judgment is not likely to impair the security or sovereignty of Israel;
•	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter was not pending in any Israeli court at the time at which the lawsuit was instituted in the foreign court; and
•	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Similarweb Ltd.

$87,575,000 of
Ordinary Shares,
Warrants
Debt Securities, Rights, and/or Units Offered by the Company

and

15,000,000 Ordinary Shares Offered by Selling Shareholders

PROSPECTUS